Exhibit 99.2

Triage MeterPro System and Triage BNP Test for Beckman Coulter Immunoassay System
(Triage and BNP Product Lines or collectively the Product Lines of Alere, Inc.)

Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed as of September 30, 2017 (unaudited), December 31, 2016 and 2015.

Special Purpose Combined Statements of Revenues and Direct Expenses for the nine-month periods ended September 30, 2017 and 2016 (unaudited), and for the years ended December 31, 2016, 2015, and 2014.

Triage MeterPro System and Triage BNP Test for Beckman Coulter Immunoassay System
(Triage and BNP Product Lines or collectively the Product Lines of Alere, Inc.)
Index to Special Purpose Combined Financial Statements

Report of Independent Auditors	3
Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed as of September 30, 2017 (unaudited), December 31, 2016 and 2015	4
Special Purpose Combined Statements of Revenues and Direct Expenses for the nine-month periods ended September 30, 2017 and 2016 (unaudited) and for the years ended December 31, 2016, 2015 and 2014	5
Notes to Special Purpose Combined Financial Statements	6

Report of Independent Auditors

To the Management of Alere Inc.

We have audited the accompanying special purpose combined financial statements of the Triage MeterPro System and Triage BNP Test for Beckman Coulter Immunoassay System product lines of Alere, Inc. (collectively the “Company”), which comprise the special purpose combined statements of assets acquired and liabilities assumed as of December 31, 2016 and 2015, and the related special purpose combined statements of revenues and direct expenses for each of the three years in the period ended December 31, 2016.

Management's Responsibility for the Special Purpose Combined Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the special purpose combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose combined financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Triage MeterPro System and the Triage BNP Test for Beckman Coulter Immunoassay System product lines of Alere, Inc. as of December 31, 2016 and 2015, and the results of their revenues and direct expenses for each of the three years in the period ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose combined financial statements were prepared in connection with the Company’s divesture of the Triage MeterPro System and the Triage BNP Test for Beckman Coulter Immunoassay System product lines of Alere Inc. and, as described in Note 1, were prepared in accordance with an SEC waiver received by the buyer, for the purpose of the buyer complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. These special purpose combined financial statements are not intended to be a complete presentation of the financial position or results of operations of the Triage MeterPro System and the Triage BNP Test for Beckman Coulter Immunoassay System product lines of Alere, Inc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

San Diego, California
December 18, 2017

Triage MeterPro System and Triage BNP Test for Beckman Coulter Immunoassay System
Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed
As of September 30, 2017 (unaudited), December 31, 2016 and 2015

(U.S. Dollars in thousands)	September 30, 2017	December 31, 2016	December 31, 2015

	(unaudited)
Inventory	$39,777	$37,604	$45,263
Prepaid expenses	578	567	449
Other current assets	240	224	144
Total current assets acquired	40,595	38,395	45,856
Property, plant and equipment, net	80,921	84,900	88,716
Intangible assets, net	79,620	92,109	108,799
Other long term assets	184	442	891
Total assets acquired	$201,320	$215,846	$244,262

Current portion of capital lease obligations	13	25	75
Accrued expenses and other current liabilities	531	646	776
Total current liabilities assumed	544	671	851
Capital lease obligations, net of current portion	—	12	29
Total liabilities assumed	544	683	880
Net assets acquired and liabilities assumed	$200,776	$215,163	$243,382
The accompanying notes are an integral part of these special purpose combined financial statements.

Triage MeterPro System and Triage BNP Test for Beckman Coulter Immunoassay System
Special Purpose Combined Statements of Revenues and Direct Expenses
For the nine-month periods ended September 30, 2017 and 2016 (unaudited)
and for the years ended December 31, 2016, 2015, and 2014

(U.S. Dollars in thousands)	Nine months ended September 30,		Years ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)
Net revenues	$190,834	$179,219	$245,922	$250,474	$249,825
Direct expenses:
Cost of sales	89,935	87,884	118,651	132,731	129,781
Research and development	13,760	12,457	16,553	23,364	20,312
General and administrative	293	345	522	3,822	3,391
Selling and marketing	27,442	26,526	34,626	38,743	38,805
Total direct expenses	131,430	127,212	170,352	198,660	192,289

Net revenue in excess of direct expenses	$59,404	$52,007	$75,570	$51,814	$57,536
The accompanying notes are an integral part of these special purpose combined financial statements.

NOTES TO SPECIAL PURPOSE COMBINED FINANCIAL STATEMENTS
1. Asset Purchase Agreement, Description of Business, and Basis of Presentation

Asset Purchase Agreement
On September 15, 2017, Quidel Corporation (“Quidel”) entered into an amendment and restatement of the Original Triage Purchase Agreement (“Purchase Agreement”) entered into on July 15, 2017 with Alere Inc. (“Alere”) and for purposes set forth therein, Abbott Laboratories (“Abbott”). The Purchase Agreement was entered into to acquire certain assets of the Triage MeterPro System (“Triage Product Line”). On October 6, 2017, Quidel closed its acquisition of the Triage Product Line pursuant to the Purchase Agreement. Quidel paid Abbott $400.0 million in cash and assumed certain liabilities.

Also on September 15, 2017, Quidel entered into an amendment and restatement of the Original BNP Purchase Agreement (“Purchase Agreement”) entered into on July 15, 2017 with Alere and, for purposes set forth therein, Abbott. The Purchase Agreement was entered into to acquire certain assets of the Triage BNP Test for Beckman Coulter Immunoassay System (“BNP Product Line”). On October 6, 2017, Quidel closed its acquisition of the Beckman BNP Product Line pursuant to the Purchase Agreement. In connection with the acquisition of the Beckman BNP Product Line, Quidel will: (i) pay to Abbott (A) $16.0 million in cash plus up to an additional $24.0 million in contingent consideration, payable in five annual installments of up to $8.0 million, the first of which will be paid on April 30, 2018, and (B) $240.0 million in cash, payable in six annual installments of $40.0 million each, the first of which will be paid on April 30, 2018; and (ii) assume certain liabilities.

Description of Business
The Alere Triage® MeterPro is a rapid diagnostic test system comprised of a portable testing platform which runs various cartridge tests to diagnose certain cardiovascular diseases as well as to detect certain drugs of abuse. The Alere Triage® B-type Naturietic Peptide (BNP) assay runs on Beckman Coulter analyzers. Collectively, these businesses are termed the Triage and BNP Product Lines.

Basis of Presentation
The accompanying Statements of Assets Acquired and Liabilities Assumed as of September 30, 2017 (unaudited), December 31, 2016 and 2015, and the Statements of Revenues and Direct Expenses for the nine-month periods ended September 30, 2017 and 2016 (unaudited), and for the years ended December 31, 2016, 2015 and 2014 (collectively, the “Special Purpose Combined Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Triage and BNP Product Lines have not historically been accounted for as a separate entity, subsidiary, or division of Alere. In addition, standalone financial statements related to the Triage and BNP Product Lines have not previously been prepared, and Alere’s information systems were not designed to identify the assets, liabilities, or cash transactions on a Product Line basis. Therefore it is impractical to prepare full standalone or carve-out financial statements for the Triage and BNP Product Lines in accordance with the Securities and Exchange Commission's Regulation S-X. These Special Purpose Combined Financial Statements reflect the Assets Acquired and Liabilities Assumed by Quidel and Statement of Revenues and Direct Expenses which includes only costs directly associated with the revenue generating activities of the Triage and BNP Product Lines. Indirect costs such as corporate overhead, interest and income tax are not allocated. This presentation is pursuant to a waiver obtained from the Securities and Exchange Commission. Therefore, these Special Purpose Combined Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Triage and BNP Product Lines in conformity with U.S. GAAP.

The Special Purpose Combined Financial Statements have been derived from the accounting records of Alere using historical results of operations and financial position and only present the assets acquired and liabilities assumed; and the associated revenues and direct expenses of the Triage and BNP Product Lines. Certain direct expenses have been allocated by Alere on a specific identification basis or, when specific identification is not practicable, using a proportional cost allocation method. Alere management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Triage and BNP Product Lines had been operated on a standalone basis for the periods presented. Certain Alere expenses and income, such as corporate overhead, interest income, interest expense, and income taxes, have been excluded from the Statements of Revenues and Direct Expenses, as they are not directly associated with the revenue-producing activities of the Triage and BNP Product Lines and it is not practical to isolate or allocate such indirect Alere operating costs. Corporate overhead expenses include general support functions, such as expenses associated with the executive management and various corporate departments. The accompanying Special Purpose Combined Financial statements are not necessarily indicative of the results of operations that would have occurred if the Triage and BNP Product

Lines had been an independent company. Further, the Special Purpose Combined Financial Statements are not indicative of future results due to the exclusion of various operating expenses that will be incurred by Quidel to operate the Triage and BNP Product Lines after the acquisition.

The financing needs of Triage and BNP Product Lines were supported by Alere, and cash recognized for the Triage and BNP Product Lines operations was transferred to Alere. As the Triage and BNP Product Lines were historically managed as part of the operations of Alere and have not operated as a standalone entity, it is impractical to prepare historical cash flow information regarding the Triage and BNP Product Lines’ operating, investing, and financing cash flows. As such, cash flow information is not presented.

The financial information as of September 30, 2017, and for the nine-month periods ended September 30, 2017 and 2016 is unaudited. However, in the opinion of management, such information includes all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of such financial information. The interim period financial information is not necessarily indicative of the full year results.

2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Special Purpose Combined Financial Statements in accordance with U.S. GAAP required management to make estimates and assumptions that may affect the reported amounts of the assets to be acquired, liabilities to be assumed, revenues, direct expenses and related disclosures during the periods being presented. Alere management bases its estimates on historical experience and various other assumptions it believed to be reasonable. Components of these Special Purpose Combined Financial Statements particularly subject to estimation include the allocation of certain direct expenses such as depreciation, bad debt expense, freight and selling expenses that have not historically been allocated to the Triage and BNP Product Lines. Actual results may differ from management's estimates.
Inventory
Inventories are stated at the lower of cost or market (first-in, first-out) and consist of raw material, work-in-process and finished goods. The cost elements of work-in-process and finished goods inventory consist of raw material, direct labor, and manufacturing overhead. Where finished goods inventory was purchased from third-party manufacturers, the costs of finished goods inventory recorded in the Special Purpose Combined Financial Statements represent the costs to acquire such inventory.

“Inventories” consist of the following:

(U.S. Dollars in thousands)	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)
Raw materials	$12,358	$12,386	$18,263
Work-in-process	12,675	13,508	13,803
Finished goods	14,744	11,710	13,197
	$39,777	$37,604	$45,263

Inventory write-offs were historically recognized based on factors such as forecasted product sales, new product introductions by Alere or its competitors, product expirations, and historical experience.

Prepaid Expenses
Prepaid expenses consist of various payments that Alere has made in advance for goods or services to be received in the future related to the Triage and BNP Product Lines that were acquired by Quidel. These prepaid expenses include, but are not limited to, property taxes, licensing rights, technology platform usage, and service contracts requiring an upfront payment.

Property, Plant and Equipment
Alere recorded property, plant and equipment at historical cost or, in the case of a business combination, at fair value on the date of the business combination. Depreciation was computed using the straight-line method based on the following estimated useful lives of the related assets:

Buildings	5 - 40 years
Machinery & equipment	1 - 10 years
Furniture and fixtures	2 - 5 years
Computer equipment	1 - 5 years

Depreciation expense related to the Triage and BNP Product Lines amounted to $7.7 million, $8.8 million and $8.3 million for the years ended December 31, 2016, 2015, and 2014, respectively. Depreciation expense amounted to $5.5 million and $5.8 million for the nine months ended September 30, 2017 and 2016 (unaudited), respectively. Fully depreciated property, plant and equipment that are still in use remain on the books until disposal or retirement. When property, plant, and equipment are retired or disposed of, the cost and respective accumulated depreciation are removed from the books. Expenditures for repairs and maintenance are expensed as incurred.

Property, Plant and Equipment, net consist of the following:

(U.S. dollars in thousands)	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)
Buildings	$87,618	$86,492	$83,978
Land	15,347	15,347	15,347
Machinery & equipment	57,695	56,610	54,808
Furniture and fixtures	2,228	2,152	2,029
Computer equipment	1,618	1,576	1,537
Total property, plant and equipment	164,506	162,177	157,699
Less: Accumulated depreciation	(83,585)	(77,277)	(68,983)
Property, plant and equipment, net	$80,921	$84,900	$88,716

Intangible Assets
Intangible assets acquired consist of core technology and the trademark. The intangible assets were recorded in connection with various business combinations. Goodwill related to prior business combinations is not acquired, and goodwill was not allocated in the accompanying Statement of Assets Acquired and Liabilities Assumed. Intangible assets are recorded at fair value at the time of acquisition and were amortized on a straight line basis over their estimated useful lives:

Core Technologies    6 - 19.5 years
Trademark        10.5 years

Alere historically evaluated intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If indicators of impairment were present with respect to intangible assets used in operations and undiscounted future cash flows were not expected to be sufficient to recover an asset’s carrying amount, additional analysis is performed as appropriate. If the fair value of the asset was less than its carrying value, an impairment loss equal to the difference between the asset’s fair value and carrying value was charged to expense during the period the impairment was identified in order to write the asset down to its estimated fair value. Indicators of impairment include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of the use of acquired assets or the strategy for overall business and significant negative industry or economic trends.

The intangible assets acquired, net of accumulated amortization consists of the following:

	September 30, 2017			December 31, 2016			December 31, 2015
(U.S. Dollars in thousands)	Historical cost	Accumulated amortization	Net balance	Historical cost	Accumulated amortization	Net balance	Historical cost	Accumulated amortization	Net balance
	(unaudited)
Core Technologies	$178,368	$(100,608)	$77,760	$178,368	$(93,697)	$84,671	$178,368	$(84,445)	$93,923
Trademark	78,100	(76,240)	1,860	78,100	(70,662)	7,438	78,100	(63,224)	14,876
	$256,468	$(176,848)	$79,620	$256,468	$(164,359)	$92,109	$256,468	$(147,669)	$108,799

Amortization expense amounted to $20.4 million, $20.5 million and $20.5 million for the years ended December 31, 2016, 2015, and 2014, respectively. Amortization expense amounted to $15.3 million and $15.3 million for the nine months ended September 30, 2017 and 2016 (unaudited), respectively. Patents not acquired by Quidel are not included in the acquired intangible asset balance detailed in the table above; however, as amortization expense represents amortization related to core technologies, the trademark and patents in the generation of Triage and BNP Product Lines revenue, the expense related to these patents which were not acquired have been included within amortization expense. Patent amortization expense amounted to $3.7 million, $3.7 million and $3.7 million for the years ended December 31, 2016, 2015, and 2014, respectively. Patent amortization expense amounted to $2.8 million and $2.8 million for the nine months ended September 30, 2017 and 2016 (unaudited), respectively. Future amortization expense, inclusive of patents not divested, for the remainder of the finite intangible assets useful lives are as follows:

(U.S. Dollars in thousands)

Future amortization expense as of September 30, 2017
2017	$5,101
2018	12,966
2019	12,940
2020	12,940
2021 and thereafter	$50,913

Accrued Expenses
Accrued expenses consist of accrued warranty and miscellaneous expenses. Management reviews these estimates for reasonableness and fair presentation.

Capital Lease Obligation
Beckman Coulter Immunoassay Systems are leased by Alere. Leased property, plant, and equipment that meet the capital lease criteria are capitalized at the lower of the present value of the minimum lease payments or the fair value of the underlying asset at the inception date of the lease. Assets under capital leases are amortized on a straight-line basis over the lesser of the useful life or the lease term.

Revenue Recognition
Alere recognized revenue when the following four basic criteria were met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. Revenue was recognized upon transfer of the title and risk of loss of the products to third-party customers. Revenue was reduced by incentive arrangements, including gross sales margin rebates and volume rebates. Determination of the allowances was based on management’s analyses, historical rebates and judgments regarding certain conditions.

Cost of Sales
Costs of sales includes direct labor, direct materials, and production overhead, including depreciation expense of production-related property, plant and equipment, amortization expense of Triage and Beckman BNP intangible assets and allocated facilities and utilities expense. The cost of the Beckman BNP System products was recorded at the cost to acquire the product from the third-party manufacturer.

Additional cost of sales was recorded for warranty expense, royalty expense for certain products under applicable licensing agreements and other direct costs of sales applicable to the Triage and BNP Product Lines.

Research and Development
Research and development expenses were identified as costs directly associated with Triage and BNP Product Lines. Research and development expenses primarily consist of employee compensation and related benefits and travel; outside professional services; clinical trials and feasibility studies; allocated facilities and utilities expense; and depreciation expense of laboratory equipment. The Statement of Revenues and Direct Expenses includes an allocation of these expenses incurred by Alere based upon the proportion of project expenses related to the Triage and BNP Product Lines to total expenses incurred for the project.

General and Administrative
Various Alere expenses were identified as costs directly associated with revenue generating activities of the Triage and BNP Product Lines. General and administrative expenses include medical device excise tax, bad debt expense, sales and use tax and legal expenses. Medical device excise tax was directly identifiable in relation to the Triage and BNP Product Lines. Bad debt expense and sales and use tax were determined based on an allocation of these expenses incurred by the Triage and BNP Product Lines. These direct expenses were allocated in proportion to the percentage of Triage and BNP Product Lines revenue. Legal expenses was allocated for any matters which related directly to the revenue generating activities of the Triage & BNP Product Lines.

Selling and Marketing
Various Alere expenses were identified as costs directly associated with revenue generating activities of the Triage and BNP Product Lines. Selling expenses represent direct expenses associated with wages, benefits, and miscellaneous expenses to support sales of the Triage and BNP Product Lines. These direct expenses are allocated as a percentage of revenue and includes amortization of the acquired tradename. Marketing expense reflects the wages, benefits, and associated expenses of dedicated Triage product marketing managers.

Expense Allocation
Certain costs and expenses presented in the Special Purpose Combined Financial Statements have been allocated by Alere management to the Triage and BNP Product Lines based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based upon revenues), depending on the nature of the expense. Alere management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if the Triage and BNP Product Lines had been operated on a stand-alone basis for the fiscal years presented.

These Special Purpose Combined Financial Statements reflect a consistent application of methodology for each reporting period presented. Allocations of corporate overhead cost from Alere unrelated to the operations of the Triage and BNP Product Lines have been excluded from these Special Purpose Combined Financial Statements for all periods presented.

Cost of sales and selling and marketing primarily include allocations for indirect overhead incurred by Alere on behalf of the Triage and BNP Product lines, primarily related to compensation for employees, outside services and shared services incurred. General and administrative costs include allocations of bad debt expense and sales and use tax. The amounts allocated by Alere and included in the Special Purpose Combined Statements of Revenues and Direct Expenses for the fiscal years presented are as follows:

	September 30,		December 31, 2016
(U.S. Dollars in thousands)	2017	2016	2017	2016	2015
	(unaudited)
Cost of sales	$10,578	$8,828	$12,215	$11,868	$13,440
General and administrative	156	223	359	299	$147
Selling and marketing	21,357	20,362	26,405	30,500	$29,983
	$32,091	$29,413	$38,979	$42,667	$43,570

3. Subsequent Events
The Special Purpose Combined Financial Statements of the Triage and BNP Product Lines are derived from the Consolidated Financial Statements of Alere, Inc., which issued its financial statements for the year ended December 31, 2016 on June 5, 2017. Accordingly, Alere has evaluated transactions or other events for consideration as recognized subsequent events in the annual financial statements through June 5, 2017. Additionally, transactions and other events that occurred related to the Triage and BNP Product Lines have been evaluated through the date these Special Purpose Combined Financial Statements were available to be issued, December 18, 2017, for purposes of disclosure of unrecognized subsequent events.